SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2004

STEINWAY MUSICAL INSTRUMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(781) 894-9770

ITEM 5.  OTHER EVENTS

5.1   On February 10, 2004 Steinway Musical Instruments, Inc. had its ratings outlook revised from ‘stable’ to ‘negative’ by Moody’s Investors Service.  The ‘Ba3’ rating for the company’s $145 million 8.75% Senior Notes due 2011, the senior unsecured issuer rating of ‘B1’ and the senior implied rating of ‘Ba3’ were affirmed.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 10, 2004			STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/	Dana D. Messina

Name: Dana D. Messina
Title: President and Chief Executive Officer